FOR IMMEDIATE RELEASE

Advantage Solutions Announces Response to SEC Guidance Issued on April 12, 2021 Applicable to
Warrants Issued by Special Purpose Acquisition Companies

Irvine, Calif., May 7, 2021 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” the “Company,” “we” or “our”), the leading provider of outsourced sales and marketing services to consumer goods manufacturers and retailers, today announced that as a result of recent guidance provided by the U.S. Securities and Exchange Commission on April 12, 2021 relating to the accounting treatment of warrants issued by special purpose acquisition companies (the “SEC Statement”), it will revise its consolidated financial statements previously issued in its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Financial Statements”).

The revision pertains to the accounting treatment for certain of our warrants issued in a private placement (the “private placement warrants”) that were outstanding at the time of the merger with Conyers Park II Acquisition Corp. on October 28, 2020. The private placement warrants had been accounted for as equity under a fixed accounting model. As a result of the SEC Statement, we determined that the Financial Statements should be revised to reflect the private placement warrants as a liability, with subsequent changes in their estimated fair value recorded as non-cash income or expense in the applicable reporting period.

The revisions are expected to result in non-cash, non-operating financial statement adjustments and have no impact on our current or previously reported revenues, cash position, operating expenses or total operating, investing or financing cash flows. Additionally, there is no anticipated impact on our non-GAAP operating metrics, including Adjusted EBITDA, Adjusted Net Income and Net Debt.

As of the date hereof, there were 7,333,333 private placement warrants outstanding.

We expect to report our financial results for our fiscal first quarter ended March 31, 2021 following market close on May 10, 2021.

About Advantage Solutions

Advantage Solutions is a leading business solutions provider committed to driving growth for consumer goods manufacturers and retailers through winning insights and execution. Advantage’s data and technology-enabled omnichannel solutions — including sales, retail merchandising, business intelligence, digital commerce and a full suite of marketing services — help brands and retailers across a broad range of channels drive consumer demand, increase sales and achieve operating efficiencies. Headquartered in Irvine, California, Advantage has offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which it services the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

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Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected impact of the accounting for the private placement warrants and the timing of reporting of the Company’s financial results for the quarter ended March 31, 2021. These forward-looking statements generally are identified by the words “may,” “should,” “expect,” “intend,” “will,” “would,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements, including but not limited to the risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 16, 2021 and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:

Dan Riff

Chief Investor Relations & Strategy Officer

Advantage Solutions

Daniel.riff@advantagesolutions.net

Dan Morrison

Senior Vice President, Finance & Operations

Advantage Solutions

Kevin Doherty

Solebury Trout

Managing Director

Investorrelations@advantagesolutions.net

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